Exhibit 99.B(a)(1)(c)

SCHEDULE A

To the Amended and Restated Agreement and Declaration of Trust dated August 19, 2015,

Amended as of October 21, 2015

	Fund Name	Class A	Class C	Class I	Class R	Class R6	Class Y
Mutal Funds
1	Victory CEMP Alternative Strategies Fund	X	X
2	Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund	X	X	X
3	Victory CEMP Commodity Volatility Wtd Index Strategy Fund	X	X	X
4	Victory CEMP Emerging Market Volatility Wtd Index Fund (1)	X	X	X
5	Victory CEMP International Enhanced Volatility Wtd Index Fund	X	X	X
6	Victory CEMP International Volatility Wtd Index Fund	X	X	X
7	Victory CEMP Long/Short Strategy Fund	X	X	X
8	Victory CEMP Market Neutral Income Fund	X	X	X
9	Victory CEMP Multi-Asset Balanced Fund (2)	X	X
10	Victory CEMP Multi-Asset Growth Fund (3)	X	X
11	Victory CEMP US 500 Enhanced Volatility Wtd Index Fund	X	X	X		X
12	Victory CEMP US 500 Volatility Wtd Index Fund	X	X	X		X
13	Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund	X	X	X
14	Victory CEMP US Large Cap High Div Volatility Wtd Index Fund*	X	X	X
15	Victory CEMP US Small Cap Volatility Wtd Index Fund	X	X	X
Exchange-Traded Funds
16	Victory CEMP Developed Enhanced Volatility Wtd Index ETF
17	Victory CEMP Emerging Market High Div Volatility Wtd Index ETF*
18	Victory CEMP Emerging Market Volatility Wtd Index ETF
19	Victory CEMP International High Div Volatility Wtd Index ETF
20	Victory CEMP International Volatility Wtd Index ETF
21	Victory CEMP US 500 Enhanced Volatility Wtd Index ETF
22	Victory CEMP US 500 Volatility Wtd Index ETF
23	Victory CEMP US Discovery Enhanced Volatility Wtd Index ETF
24	Victory CEMP US EQ Income Enhanced Volatility Wtd Index ETF
25	Victory CEMP US Large Cap High Div Volatility Wtd Index ETF
26	Victory CEMP US Small Cap High Div Volatility Wtd Index ETF
27	Victory CEMP US Small Cap Volatility Wtd Index ETF

As of June 1, 2016

(1) To be liquidated on or about June 24, 2016

(2) To be merged with the Victory Strategic Allocation Fund

(3) To be renamed Victory CEMP Global High Dividend Defensive Fund

* Not Yet Launched